EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-229047, 333-232858, and 333-235446 on Form S-1, Registration Statements No. 333-224061 and 333-224893 on Form S-3, and Registration Statement Nos. 333-204215, 333-210023, 333-216545, 333-223805, and 333-232072 on Form S-8 of our report dated March 25, 2020, relating to the financial statements of Arcadia Biosciences, Inc., appearing in this Annual Report on Form 10-K of Arcadia Biosciences, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

March 25, 2020